UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/4/2014

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

2525 East 29th Ave.

Suite. 10-B

Spokane, WA 99223

 (Address of principal executive offices)

(208) 591-32810

(Registrant’s telephone number)

_____________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

ITEM 1.01  Entry into a Material Definitive Agreement

Convertible Loans Received

On November 4, 2014, Greenplex Services, Inc. (“Greenplex”) entered into a definitive agreement with three unaffiliated accredited investors and executed three one year convertible promissory notes relating to loans in the aggregate amount of $130,000 at 8% interest per annum.  The three notes' principal and interest are convertible at any time for common stock at the price of $0.15 per share and Four Hundred Thirty Three Thousand Three Hundred Thirty Three (433,333) callable stock purchase warrants that are exercisable at $0.60 per share for a period of three years after issuance.  The Warrants are callable at the option of Greenplex for $0.001 per Warrant at any time after June 30, 2015 when the Common Stock trades at an average closing sales price of $0.75 or more for a period of 20 consecutive trading days, subject to the common stock underlying the warrants being registered with the Securities Exchange Commission (“SEC”).

There were no fees, commissions or professional fees for services rendered in connection with the promissory note.  The transaction was arranged and undertaken by the officers of Greenplex.

Amended Option to Joint Venture and Additional Funds Provided to CS Analytics, LLC

On November 6, 2014, Greenplex paid CS Analytics, LLC an additional $95,000 payment with regard to the original Option to Joint Venture agreement dated March 23, 2014.  An aggregate of $305,000 in option fees have been paid by Greenplex, plus a loan in the amount of $20,000, for a total of $325,000 which is creditable towards the first tranche of capital contribution due from Greenplex at the closing of the Joint Venture Agreement.  These funds are non-refundable if the joint venture is not formalized.  The first tranche option payment due date was extended from May 26, 2014 to November 30, 2014.

The purpose of the Joint Venture is to operate a cannabis testing facility in Pullman, Washington, and to expand to other states.  The Option to Joint Venture was attached as Exhibit 10.1 to the 8-K filed by the company on March 28, 2014.  CS Analytics, LLC is based in Temecula, California and is the only ISO/IEC 17925-2005 accredited cannabinoid profiling laboratory in the United States.  CS Analytics, LLC is accredited in accordance with the recognized International Standard ISO/IEC 17025-2005 and this accreditation demonstrates technical competence for a defined scope and operation of a laboratory quality management system.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits:

10.1	Form of Convertible Promissory note and Warrant Agreement, entered into by the Company on November 4, 2014. (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on August 8, 2014)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenplex Services, Inc. (Registrant)

Date: November 7, 2014 By: /s/ Victor T. Foia Victor T. Foia President and CEO

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